As filed with the Securities and Exchange Commission on May 8, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SANDISK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0191793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
140 Caspian Court
Sunnyvale, California 94089
(408) 542-0500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles Van Orden, Esq.
Vice President, General Counsel and Secretary
SanDisk Corporation
140 Caspian Court
Sunnyvale, California 94089
(408) 542-0500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Timothy R. Curry, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 473-2600
Facsimile: (650) 473-2601

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
   If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
   If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered(1)	to be Registered(2)	per Share(2)	Offering Price(2)	Fee(2)

Common Stock, $0.001 par value(3)	—	—	—	—

Debt Securities	—	—	—	—

(1)	Includes an unspecified amount of securities of each identified class of securities in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Registrant and ComputerShare Trust Company, Inc. dated September 15, 2003. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common stock and are transferred solely with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

Common Stock, par value $0.001 per share
Debt Securities

We may offer and sell from time to time in one or more offerings debt securities or shares of our common stock, par value $0.001 per share, including shares of common stock issuable upon conversion or exchange of debt securities. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock is quoted on The NASDAQ National Market under the symbol “SNDK”. On May 5, 2006, the last reported sale price for our common stock was $62.53 per share.
We do not expect our debt securities to be listed on any securities exchange or over-the-counter market.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

The date of this prospectus is May 8, 2006.

   This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

ABOUT THIS PROSPECTUS
   This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell any of the securities or any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.
   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any person to make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement. If any person does make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed materially since that date.
   References in this prospectus to “SanDisk”, the “Company”, “we”, “us” and “our” refer to SanDisk Corporation and its subsidiaries, unless otherwise specified. “SanDisk” is a registered trademark of SanDisk Corporation. All other trade names used in this prospectus are trademarks of their respective holders.
WHERE YOU CAN FIND MORE INFORMATION
   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
   The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about registrants that file electronically with the SEC, including us. Our recent SEC filings are also available to the public free of charge at our website at www.sandisk.com. Except for the documents described below, information on our web site is not incorporated by reference into this prospectus.
   Our common stock is quoted on The NASDAQ National Market under the symbol “SNDK”, and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.
INCORPORATION OF DOCUMENTS BY REFERENCE
   We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under

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Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
   We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended January 1, 2006, filed on March 15, 2006, as amended to date, including portions of our Proxy Statement for our 2006 Annual Meeting of Stockholders to be held on May 25, 2006 to the extent specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2006, filed on May 8, 2006;

•	our Current Reports on Form 8-K, filed with the SEC on January 20, 2006, January 27, 2006, February 14, 2006, February 23, 2006, March 27, 2006, April 10, 2006 and May 3, 2006;

•	The description of our common stock contained in the Registration Statement on Form 8-A filed on September 8, 1995, including any amendments or reports filed for the purpose of updating such description; and

•	The description of our stockholders’ rights plan contained in the Registration Statement on Form 8-A filed on September 25, 2003, including any amendments or reports filed for the purpose of updating that description.
   You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (408) 542-0500 between the hours of 9:00 a.m. and 5:00 p.m., Pacific time: Investor Relations, SanDisk Corporation, 140 Caspian Court, Sunnyvale, California 94089. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.sandisk.com. Except for the documents described above, information on our web site is not incorporated by reference into this prospectus.
   The mailing address of our principal executive offices is 140 Caspian Court, Sunnyvale, California 94089, and our telephone number at that location is (408) 542-0500.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
   This prospectus, any prospectus supplement and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.
   Forward-looking statements include, without limitation, statements regarding our business prospects, production schedules and output and effects on financial performance, market growth, including in particular markets such as handsets, smart flashdrives, audio/video players and gaming, market trends and opportunities, expectations for new product introductions and features, technological advancements, our continued transition to 70-nm wafer output, new markets and customers, market share, supply and demand, captive versus non-captive supply mix, sales, megabytes sold, average capacities of products sold, prices and planned price reductions, including anticipated consumer response to those reductions, operating expenses and our cost competitiveness, capital equipment expenditures and guarantees, the transition and augmentation of our captive manufacturing capacity, financial commitments related to our manufacturing capacity, potential funding sources and the expected benefits of such transition and augmentation, including our proposed Fab 4 venture with Toshiba Corporation, our shutdown of Fab 3 to make power modifications and the expected benefits and costs of that shutdown,

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expansion of our branding activities, expected tax rates, our intellectual property protection strategies, and the effect of our acquisition of Matrix Semiconductor, Inc., or Matrix, on our future operating results, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.
   Risks that may cause these forward-looking statements to be inaccurate or cause our actual results to differ materially from our expectations include among others:

•	fluctuations in our operating results;

•	market demand for some or all of our products, such as high capacity cards, may grow more slowly than we expect or there may be slower than anticipated adoption rates for these products in new markets that we are targeting, and new markets may grow more slowly than we anticipate;

•	our price reductions may not generate the increased sales we are targeting, and average selling price erosion may be more severe than we expect due to possible excess industry capacity of flash memory either from existing suppliers or from new competitors;

•	new product introductions may not occur at the time or in the geographies we expect;

•	customers incorporating our products into their current or future products may fail to do so, may not introduce or ship those products as we anticipate or may not achieve broad market acceptance for such products;

•	any interruption of or delay in supply from any of the semiconductor manufacturing facilities, including test and assembly facilities, that supply products to us, or our inability to obtain sufficient supply to satisfy potential demand;

•	our failure to increase our captive sources of supply or price increases from non-captive flash memory sources and third-party subcontractors;

•	higher than expected capital expenditures at our fabrication ventures;

•	unexpected yield variances and longer than expected low yields and other possible delays related to our continued conversion to 70-nm NAND flash technology or the continued expansion of the new 300-mm flash fabrication facility;

•	our inability to achieve timely development, internal qualification, production and customer acceptance of new products that are based on the 70-nm NAND technologies, such as 8Gb 70-nm NAND MLC chips;

•	our inability to make additional planned smaller geometry conversions, such as to 55-nm or 45-nm, in a timely manner;

•	an adverse determination in any intellectual property litigation;

•	higher than expected operating expenses;

•	disruption in the manufacturing operations of third-party suppliers for sole sourced controller wafers;

•	fluctuations in license and royalty revenues;

•	business interruptions due to earthquakes, power outages or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products;

•	our failure to successfully integrate Matrix employees, products and operations into our business, or failure of the Matrix business to meet our expectations or unexpected results of appraisals necessary to value Matrix intellectual property assets;

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•	adverse global economic and geo-political conditions, including adverse currency exchange rates and acts of terror; and

•	other risks detailed in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including, but not limited to, under the caption “Risk Factors” in our Form 10-K for the year ended January 1, 2006 and our Form 10-Q for the quarter ended April 2, 2006.
   All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein are based upon information available to us on the date of this prospectus, prospectus supplement or such document. We caution you that the risk factors described above may not be exhaustive as we operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement or any document incorporated herein by reference may not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.
USE OF PROCEEDS
   We expect to use the net proceeds from the offerings for general corporate purposes.
DIVIDEND POLICY
   We have never paid or declared any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. The decision whether to pay cash dividends will be made by our Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors.
EXPERTS
   Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report (Amendment No. 1 of our Form 10-K/ A) for the year ended January 1, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2006, as set forth in their reports, which are incorporated herein by reference. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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Common Stock
Debt Securities

PROSPECTUS

May 8, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
   The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the securities being registered under this registration statement. All of such fees and expenses are estimated:

Registration Fee — Securities and Exchange Commission	$	*
Nasdaq National Market Listing Fee		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Fees and Expenses		**
Blue Sky Fees and Expenses		**
Rating Agency Fees and Expenses		**
Transfer Agent Fees		**
Miscellaneous		**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
   Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. SanDisk Corporation, a Delaware corporation (the “Registrant”), provides in its bylaws for indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. However, this provision in the Registrant’s certificate of incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of fiduciary duty as a director for (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of dividends or approval of stock repurchases and redemptions that are unlawful under Delaware law and (iv) any transaction from which the director derived any improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its directors that provide the Registrant’s directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains officers’ and directors’ liability insurance.

ITEM 16.	EXHIBITS

Exhibit
Number		Description

1	.1*	Underwriting Agreement
4	.1*	Form of Indenture (including form of notes)
4.2		Restated Certificate of Incorporation of the Registrant(1)
4.3		Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated December 9, 1999(2)
4.4		Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated May 11, 2000(3)
4.5		Restated Bylaws of the Registrant, as amended to date(4)
4.6		Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on April 24, 1997(5)
4.7		Amendment to Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on September 24, 2003(6)
4.8		Rights Agreement, dated as of September 15, 2003, between the Registrant and Computershare Trust Company, Inc.(7)
5	.1*	Opinion of Counsel
12	.1*	Computation of ratio of earnings to fixed charges
23.1		Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)
23	.2*	Consent of Counsel (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page of the Registration Statement hereto)
25	.1*	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, if applicable.

(1)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-96298).

(2)	Previously filed as an Exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2000.

(3)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-85686).

(4)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated April 10, 2006.

(5)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K/ A dated April 18, 1997.

(6)	Previously filed as an Exhibit to the Registrant’s 2003 Annual Report on Form 10-K.

(7)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form 8-A dated September 25, 2003.

ITEM 17.	UNDERTAKINGS
   (a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in this form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
   (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, SanDisk Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 8th day of May, 2006.

SANDISK CORPORATION (registrant)

By:	/s/ Judy Bruner

Judy Bruner
Executive Vice President, Administration,
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial and Accounting Officer)
POWER OF ATTORNEY
   Each person whose signature appears below constitutes and appoints Eli Harari and Judy Bruner, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Harari Eli Harari	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2006

/s/ Judy Bruner Judy Bruner	Executive Vice President, Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2006

/s/ Irwin Federman Irwin Federman	Chairman of the Board, Director	May 8, 2006

/s/ Steven J. Gomo Steven J. Gomo	Director	May 8, 2006

Signature	Title	Date

/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	May 8, 2006

/s/ Catherine Pierson Lego Catherine Pierson Lego	Director	May 8, 2006

/s/ Michael E. Marks Michael E. Marks	Director	May 8, 2006

/s/ James D. Meindl James D. Meindl	Director	May 8, 2006

/s/ Alan F. Shugart Alan F. Shugart	Director	May 8, 2006

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Underwriting Agreement
4	.1*	Form of Indenture (including form of notes)
4.2		Restated Certificate of Incorporation of the Registrant(1)
4.3		Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated December 9, 1999(2)
4.4		Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated May 11, 2000(3)
4.5		Restated Bylaws of the Registrant, as amended to date(4)
4.6		Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on April 24, 1997(5)
4.7		Amendment to Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on September 24, 2003(6)
4.8		Rights Agreement, dated as of September 15, 2003, between the Registrant and Computershare Trust Company, Inc.(7)
5	.1*	Opinion of Counsel
12	.1*	Computation of ratio of earnings to fixed charges
23.1		Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)
23	.2*	Consent of Counsel (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page of the Registration Statement hereto)
25	.1*	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, if applicable.

(1)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-96298).

(2)	Previously filed as an Exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2000.

(3)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-85686).

(4)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated April 10, 2006.

(5)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K/ A dated April 18, 1997.

(6)	Previously filed as an Exhibit to the Registrant’s 2003 Annual Report on Form 10-K.

(7)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form 8-A dated September 25, 2003.